Exhibit 99.1

REGAL ENTERTAINMENT GROUP ANNOUNCES PROPOSED SENIOR NOTES OFFERING

Knoxville, Tennessee, February 25, 2014 — Regal Entertainment Group (“Regal” or the “Company”) (NYSE: RGC) announced today that it plans to offer senior notes due 2022 (the “Notes”) in a registered offering. The principal amount, interest rate and certain other terms of the offering will be determined at the time of pricing.

Regal intends to use the net proceeds from the offering to purchase any and all of its outstanding 9 1/8% senior notes due 2018 by means of a tender offer, and to pay related fees and expenses.  In the event the tender offer is terminated or there are remaining proceeds after funding the tender offer, Regal intends to use the proceeds for general corporate purposes and for the repayment or selective purchase of outstanding debt of the Company or its subsidiaries. Such repayment or purchases may be made in open market or privately negotiated transactions, through one or more additional tender or exchange offers, pursuant to redemption terms applicable to Regal’s or its subsidiaries’ debt, or otherwise.

Credit Suisse Securities (USA) LLC, Barclays Capital Inc., BofA Merrill Lynch, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. The Notes are being offered pursuant to the Company’s effective shelf registration statement (File No. 333-182383) on file with the Securities and Exchange Commission (“SEC”). The offering of Notes will be made only by means of a prospectus supplement and related base prospectus. A copy of the preliminary prospectus supplement and related base prospectus can be obtained by either contacting Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or by accessing the SEC’s website, www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of such Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. In addition, this press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The tender offer will be made only pursuant to an offer to purchase and related letter of transmittal (collectively, the “Offer Documents”) that the Company will distribute to holders of its 9 1/8% senior notes due 2018 upon the commencement of the tender offer. Holders of the Company’s 9 1/8% senior notes due 2018 should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer. None of the Company, the dealer managers for the tender offer, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 9 1/8% senior notes due 2018 pursuant to the tender offer.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2014. All forward-looking statements are expressly qualified in their entirety by such factors.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,406 screens in 581 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of January 23, 2014. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

865-925-9685

Kevin.Mead@regalcinemas.com

or

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer

865-925-9539